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                                                                  EXHIBIT 3(i).1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  NEWCOM, INC.

                                   * * * * *


     1. The name of this corporation is Newcom, Inc. (hereinafter referred to as the "Corporation").

     2. The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the Corporation shall have authority to issue is one hundred thousand (100,000) and the par value of each of such shares is five hundredths of one cent ($.005) amounting in the aggregate to five hundred dollars ($500).

     5.   The name and mailing address of the incorporator is as follows:

         NAME               MAILING ADDRESS
----------------------   ---------------------
Stuart L. Merkadeau       c/o Graham & James
                          801 S. Figueroa St.
                          14th Floor
                          Los Angeles, CA 90017

     6.   The Corporation is to have perpetual existence.

     7. To the fullest extent permitted by the General Corporation Law of Delaware, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     8. The Corporation shall to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be

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entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     9. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

     10. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     11. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the state of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

     12. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of June, 1994.



                              /s/ Stuart L. Merkadeau
                              -----------------------
                              Stuart L. Merkadeau, Incorporator

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